UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 5, 2006

ARCHER-DANIELS-MIDLAND COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4666 Faries Parkway Decatur, Illinois	62526
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (217) 424-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 5, 2006, the Board of Directors (the “Board”) of Archer-Daniels-Midland Company approved a Transition Agreement (the “Agreement”) providing for an orderly transition of Mr. G. Allen Andreas’ duties and responsibilities as President and Chief Executive Officer (“CEO”), in connection with Mr. Andreas’ resignation as President and CEO and documenting the terms and conditions pertaining to his continuing duties and responsibilities as a Director and Chairman of the Board. The Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and the terms thereof are incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits	The following exhibits are filed herewith:

10.1	Transition Agreement dated as of May 5, 2006 between Archer-Daniels-Midland Company and G. Allen Andreas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: May 8, 2006	By	/s/ David J. Smith
David J. Smith Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit	Description	Method of Filing
10.1	Transition Agreement dated as of May 5, 2006 between Archer-Daniels-Midland Company and G. Allen Andreas.	Filed Electronically